UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2009
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LOGICVISION, INC.

(Exact name of registrant as specified in its charter)
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Delaware	0-31773	94-3166964
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

25 Metro Drive, 3rd Floor, San Jose, California 95110
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 453-0146
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 6, 2009, LogicVision, Inc. (“LogicVision” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mentor Graphics Corporation, an Oregon corporation (“Mentor”), and Fulcrum Acquisition Corporation, a wholly-owned subsidiary of Mentor (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into LogicVision, with LogicVision continuing as the surviving entity and as a wholly-owned subsidiary of Mentor (the “Merger”). The Merger Agreement has been approved by the Boards of Directors of each of LogicVision and Mentor and is subject to LogicVision stockholder approval.

Subject to the terms of the Merger Agreement, upon completion of the Merger, each outstanding share of LogicVision common stock will be converted into the right to receive 0.2006 shares of Mentor common stock (the “Exchange Ratio”). Outstanding options to purchase LogicVision common stock will be assumed by Mentor and converted upon completion of the Merger into stock options with respect to Mentor common stock, after giving effect to the Exchange Ratio (or, in Mentor’s discretion, Mentor will grant equivalent options under one of its equity plans in substitution of such options to purchase LogicVision common stock, after giving effect to the Exchange Ratio). Outstanding warrants to purchase LogicVision common stock will automatically terminate upon the Merger in accordance with their terms and will be converted into the right to receive a number of shares of Mentor common stock, if any, based on the Exchange Ratio.

LogicVision and Mentor have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants made by LogicVision (i) with respect to the conduct of its business during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) that LogicVision will convene and hold a meeting of its stockholders to consider and vote upon the approval and adoption of the Merger Agreement, and (iv) that, subject to certain exceptions, the LogicVision Board of Directors will recommend the approval and adoption of the Merger Agreement by its stockholders. In addition, LogicVision has made certain additional customary covenants not to, including, among others, (a) solicit or knowingly facilitate inquiries or proposals relating to alternative business combination transactions or (b) subject to certain exceptions, engage in discussions or negotiations regarding, or provide any non-public information or data in connection with, alternative business combination transactions.

Completion of the Merger is subject to customary conditions, including the approval and adoption of the Merger Agreement by the stockholders of LogicVision, the absence of certain laws or orders of governmental authorities prohibiting the closing, and the effectiveness of a Form S-4 registration statement to be filed by Mentor. Each party’s obligation to consummate the Merger is also subject to certain additional customary conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (b) performance in all material respects by the other party of its obligations, and (c) the absence of any event or development that would be reasonably likely to have a material adverse effect on the other party. The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement contains termination rights for both LogicVision and Mentor. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, LogicVision will be required to pay to Mentor a termination fee of $538,193 plus, subject to a cap of $403,645, the aggregate amount of reasonable and documented out-of-pocket expenses incurred by Mentor.

In connection with the Merger Agreement, Mentor entered into support agreements with each of the directors and executive officers of LogicVision and certain entities affiliated with one of LogicVision’s directors (the “Support Agreements”), pursuant to which such stockholders have agreed to vote the shares of LogicVision common stock held by them to adopt the Merger Agreement and, subject to certain exceptions, not to dispose of their shares prior to the date of LogicVision’s stockholder vote to adopt the Merger Agreement. As of May 6, 2009, these stockholders owned at least 1,025,892 shares of LogicVision common stock, representing approximately 10.8% of the outstanding LogicVision common stock.

The foregoing description of the Merger, the Merger Agreement and the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the form of Support Agreement, copies of which are filed herewith as Exhibits 2.1 and 99.1 respectively. The Merger Agreement and the above description of the Merger Agreement has been included to provide investors and security holders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about LogicVision, Mentor or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of LogicVision, Mentor, or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in LogicVision’s and Mentor’s public disclosures.

On May 7, 2009, Mentor and LogicVision jointly issued a press release announcing the execution of the Merger Agreement, which is attached hereto as Exhibit 99.2.

Additional Information and Where You Can Find It

Mentor intends to file a Registration Statement on Form S-4 containing a proxy statement/prospectus and other documents concerning the proposed acquisition with the Securities and Exchange Commission (the “SEC”). Investors and security holders are urged to read the proxy statement/prospectus when it becomes available and other relevant documents filed with the SEC because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents filed by Mentor and LogicVision with the SEC at the SEC’s web site at http://www.sec.gov. The proxy statement/prospectus and other documents filed with the SEC may also be obtained for free by contacting Mentor Investor Relations by e-mail at joe_reinhart@mentor.com or by telephone at 1-503-685-1250 or by contacting LogicVision Investor Relations by e-mail at investorrelations@logicvision.com or by telephone at 1-408-453-0146.

This communication is not a solicitation of a proxy from any security holder of the Company. However, Mentor, LogicVision, and their respective directors, executive officers, certain members of management and certain employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. A description of the interests in LogicVision of its directors and executive officers is set forth in LogicVision’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 18, 2009, as amended on April 29, 2009. Information concerning Mentor’s directors and executive officers is set forth in Mentor’s Proxy Statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on May 9, 2008. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to, respectively, LogicVision’s Investors page on its corporate website at www.LogicVision.com and Mentor’s Investors page on its corporate website at www.Mentor.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed merger, and a description of their direct and indirect interests in the proposed merger, which may differ from the interests of Mentor or LogicVision stockholders generally will be set forth in the proxy statement/prospectus when it is filed with the SEC.

Item 3.03 Material Modification to Rights of Security Holders.

On May 6, 2009, the Board of Directors of LogicVision approved an amendment (the “Amendment”) to LogicVision’s Rights Agreement (the “Rights Agreement”), dated as of December 16, 2008, by and between LogicVision and Mellon Investors Services LLC, as Rights Agent, to (a) render the Rights Agreement inapplicable to the Merger, the Merger Agreement, the Support Agreements and the other transactions contemplated by the Merger Agreement and the Support Agreements, (ii) ensure that (a) none of Mentor, Merger Sub nor any of their affiliates will become an “Acquiring Person” pursuant to the Rights Agreement and (b) neither a “Stock Acquisition Date,” a “Distribution Date,” nor a “Triggering Event,” as such terms are defined under the Rights Agreement, will occur, in the case of clauses (a) and (b), by reason of the approval or execution of the Merger Agreement, the Support Agreements, the announcement or consummation of the Merger or the other transactions contemplated by the Merger Agreement and the Support Agreements, and (c) provide that the Rights Agreement shall expire immediately prior to the effective time of the Merger. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which LogicVision will file as an exhibit to a Form 8-A/A, and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2009, LogicVision entered into Amended and Restated Change of Control Severance Agreements (the “Agreements”) that amended and restated the Change of Control Severance Agreements dated as of November 12, 2008 with James T. Healy, the Company’s President and Chief Executive Officer, Fadi Maamari, the Company’s Chief Operating Officer, and Mei Song, the Company’s Chief Financial Officer (together with Mr. Healy and Mr. Maamari, the “Executives”) to reduce certain payments that would be payable to the Executives under the prior agreements. The Agreements are subject to and conditioned upon, and will become effective immediately prior to, the completion of the Merger. Each Agreement provides that in the event of an involuntary termination of the Executive within three months before or twelve months after a change of control of the Company, the Executive will be entitled to (i) a cash payment based on 100% of the Executive’s annual base salary as of the termination date, (ii) the immediate acceleration of vesting and exercisability of the Executive’s outstanding options to acquire the Company’s common stock and (iii) reimbursement of health insurance premiums for the Executive and eligible dependents for up to twelve months measured from the date of termination. The Agreements provide that the Executives shall not to solicit employees of the Company for 12 months following termination of employment, and will not compete with the Company for the period during which they receive severance payments. A “change of control” includes a merger or consolidation involving the Company in which the Company’s stockholders immediately prior to such merger or consolidation own 50% or less of the voting power of the surviving entity’s voting securities, sale of all or substantially all of the Company’s assets, the approval by the Company’s stockholders of a plan of complete liquidation or dissolution, and the acquisition by a person or related group of persons of 50% or more of the voting power of the Company’s voting securities, and would include the Merger described under Item 1.01. The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated May 6, 2009, by and among Mentor Graphics Corporation, Fulcrum Acquisition Corporation and LogicVision, Inc.

4.1	Amendment to Rights Agreement, dated May 6, 2009, by and between the Company and Mellon Investor Services LLC, incorporated by reference to Exhibit 4.2 to the Form 8-A/A filed by LogicVision, Inc. on the date hereof.

10.1	Amended and Restated Change of Control Severance Agreement dated May 6, 2009, between LogicVision, Inc. and James T. Healy.

10.2	Amended and Restated Change of Control Severance Agreement dated May 6, 2009, between LogicVision, Inc. and Fadi Maamari.

10.3	Amended and Restated Change of Control Severance Agreement dated May 6, 2009, between LogicVision, Inc. and Mei Song.

99.1	Form of Support Agreement, dated May 6, 2009, by and among Mentor Graphics Corporation and all of the directors and executive officers of LogicVision, Inc.

99.2	Press release jointly issued by Mentor Graphics Corporation and LogicVision, Inc., dated May 7, 2009.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: May 7, 2009

LOGICVISION, INC.

By:	/s/ Mei Song
Mei Song
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT

2.1	Agreement and Plan of Merger, dated May 6, 2009, by and among Mentor Graphics Corporation, Fulcrum Acquisition Corporation and LogicVision, Inc.

4.1

Amendment to Rights Agreement, dated May 6, 2009, by and between the Company and Mellon Investor Services LLC, incorporated by reference to Exhibit 4.2 to the Form 8-A/A filed by LogicVision, Inc. on the date hereof.

10.1	Amended and Restated Change of Control Severance Agreement dated May 6, 2009, between LogicVision, Inc. and James T. Healy.

10.2	Amended and Restated Change of Control Severance Agreement dated May 6, 2009, between LogicVision, Inc. and Fadi Maamari.

10.3	Amended and Restated Change of Control Severance Agreement dated May 6, 2009, between LogicVision, Inc. and Mei Song.

99.1	Form of Support Agreement, dated May 6, 2009, by and among Mentor Graphics Corporation and all of the directors and executive officers of LogicVision, Inc.

99.2	Press release jointly issued by Mentor Graphics Corporation and LogicVision, Inc., dated May 7, 2009.